EX-99.13(a)-Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of our report dated March 10, 2006, relating to the financial statements which appears in the December 31, 2005 Annual Report to the Participants of College Retirement Equities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Experts” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 27, 2006